UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/22/10

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 22, 2010, Alan Weichselbaum announced to the board of directors (the “Board”) of Star Scientific, Inc. (the “Company”) that, given his ongoing business commitments, he would not be standing for reelection as a director of the Company and would resign from the Board effective immediately following the 2010 annual meeting of the Company’s shareholders on December 10, 2010 (the “2010 Annual Meeting”). Mr. Weichselbaum, who currently serves as Chairman of the Auditing Committee, noted that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In order to provide the Board with an additional independent director in light of Mr. Weichselbaum’s departure following the 2010 Annual Meeting, on October 22, 2010, the Company, though its Board, elected Burton J. Haynes to serve as an independent director on the Board.

Mr. Haynes brings extensive experience in business, legal, and complex tax, litigation and regulatory matters to the Board. After working as a Special Agent, IRS Criminal Investigation Division, from 1973 to 1981, Mr. Haynes entered the private practice of law and specializes in civil and criminal tax cases. Mr. Haynes is currently serving as the sole principal in Burton Haynes PC, a law firm specializing in income tax matters, estate and tax planning, and complex civil and criminal tax cases.
In connection with his initial appointment to the Board, Mr. Haynes was granted 50,000 options to purchase the Company’s common stock, par value $0.0001 per share, under the Company’s 2008 Incentive Award Plan. The options vest over the course of two years from the date of grant. Mr. Haynes will receive cash compensation for his service on the Board in accordance with the Company’s compensation arrangements for independent directors. A description of the Company’s compensation arrangements for independent directors is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2010.
There are no arrangements or understandings between Mr. Haynes and any other persons pursuant to which Mr. Haynes was selected as a director of the Company.
Mr. Haynes has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Forward-Looking Statements
The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: October 26, 2010	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer